Exhibit (a)(1)

Delaware

The First State

I, JEFFREY W. BULLOCK, SECRETARY OF STATE OF THE STATE OF DELAWARE, DO HEREBY CERTIFY THE ATTACHED IS A TRUE AND CORRECT COPY OF THE CERTIFICATE OF INCORPORATION OF “NEW MOUNTAIN GUARDIAN CORPORATION”, FILED IN THIS OFFICE ON THE TWENTY-NINTH DAY OF JUNE, A.D. 2010, AT 3:11 O’CLOCK P.M.

A FILED COPY OF THIS CERTIFICATE HAS BEEN FORWARDED TO THE NEW CASTLE COUNTY RECORDER OF DEEDS.

/s/ Jeffrey W Bullock
Jeffrey W Bullock, Secretary of State
AUTHENTICATION: 8088790

4842391 8100 100700849	DATE: 06-30-10

You may verify this certificate online

at corp.delaware.gov/authver.shtml

State of Delaware
Secretary of State
Division of Corporations
Delivered 03:23 PM 06/29/2010
FILED 03:11 PM 06/29/2010
SRV 100700849 - 4842391 FILE

STATE of DELAWARE

CERTIFICATE of INCORPORATION

A STOCK CORPORATION

•                  First: The name of this Corporation is New Mountain Guardian Corporation.

•                 Second: Its registered office in the State of Delaware is to be located at 2711 Centerville Road, Suite 400 Street, in the City of Wilmington County of New Castle Zip Code 19808.  The registered agent in charge thereof is Corporation Service Company.

Third: The purpose of the corporation is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of Delaware.

•                  Fourth: The amount of the total stock of this corporation is authorized to issue is 1000 shares (number of authorized shares) with a par value of $0.01 per share.

•                  Fifth: The name and mailing address of the incorporator are as follows:

Name Colleen R. Duncan
Mailing Address	l001 Pennsylvania Avenue NW, Suite 800
	Washington, DC	Zip Code 20004

•                  I, The Undersigned, for the purpose of forming a corporation under the laws of the State of Delaware, do make, file and record this Certificate, and do certify that the facts herein stated are true, and I have accordingly hereunto set my hand this 29th day of June, A.D. 2010.

BY:	/s/ Colleen R. Duncan
(Incorporator)

NAME:	Colleen R. Duncan
(type or print)